CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "General Information - Independent Auditors" and "Financial Statements and Report of Independent Auditors" in this Registration Statement (Form N-1A Nos. 33-18647 and 811-5398) of AllianceBernstein Variable Products Series Fund, Inc., and to the use of our reports dated February 4, 2004 on the AllianceBernstein Money Market, AllianceBernstein Premier Growth, AllianceBernstein Growth and Income, AllianceBernstein U.S. Government/High Grade Securities, AllianceBernstein High Yield, AllianceBernstein Total Return, AllianceBernstein International, AllianceBernstein Global Bond, AllianceBernstein Americas Government Income, AllianceBernstein Global Dollar Government, AllianceBernstein Utility Income, AllianceBernstein Growth, AllianceBernstein Worldwide Privatization, AllianceBernstein Technology, AllianceBernstein Small Cap Growth (formerly, AllianceBernsetin Quasar Portfolio), AllianceBernstein Real Estate Investment, AllianceBernstein International Value, AllianceBernstein Small Cap Value, AllianceBernstein Value and AllianceBernstein U.S. Large Cap Blended Style Portfolios (each a series of AllianceBernstein Variable Products Series Fund, Inc.), which are incorporated by reference in this Registration Statement of AllianceBernstein Variable Products Series Fund, Inc.


                                                ERNST & YOUNG LLP



New York, New York
April 26, 2004